Exhibit 10.26

EIGHTH AMENDMENT TO LEASE

This Eighth Amendment to Lease (“Eighth Amendment”) is executed as of the 23rd day of March, 2018, by and between RREF II DRYDOCK, LLC, as landlord (“Landlord”), and GINKGO BIOWORKS, INC., as tenant (“Tenant”).

B A C K G R O U N D:

A. Reference is made to a certain Lease Agreement dated December 22, 2011 between, Landlord’s predecessor-in-interest, Zoom Group LLC (“Zoom”), and Tenant, as amended by, among other documents, that certain: (i) Commencement Date Agreement dated January 31, 2012; (ii) First Amendment to Lease Agreement dated April     , 2012; (ii) Second Amendment to Lease Agreement (and Side Letter) dated as of August 1, 2014; (iii) Third Amendment to Lease Agreement dated August 15, 2014; (iv) Fourth Amendment to Lease dated May 1, 2016; (v) Party Wall Access Agreement dated May 31, 2016 between Zoom, Tenant and Jamestown 21-23-25 Drydock, L.P.; (vi) Fifth Amendment to Lease dated May 31, 2016 (“Fifth Amendment”); and (vii) Sixth Amendment to Lease dated August 5, 2016; (viii) Seventh Amendment to Lease dated July 31, 2017 (“Seventh Amendment”) (collectively, the “Lease”) pursuant to which Tenant is currently leasing from Landlord and occupying approximately 31,606 rentable square feet consisting of 31,156 rentable square feet of space in the Building and approximately 450 rentable square feet of storage space on the first (1st) floor of the Building (the “Premises”). In addition, pursuant to the Seventh Amendment Tenant will lease the Sixth Expansion Premises (consisting of approximately 5,644 rentable square feet of space on the eighth (8th) floor of the Building) on the Sixth Expansion Premises Commencement Date. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

B. Landlord and Tenant are the current holders, respectively, of the lessor’s and lessee’s interests in the Lease.

C. Landlord and Tenant desire to amend the Lease in certain respects as provided herein.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree, and amend the Lease, as follows:

1. Expansion Premises. The Seventh Expansion Premises, the Eighth Expansion Premises, the Ninth Expansion Premises, the Tenth Expansion Premises, the Eleventh Expansion Premises, the Twelfth Expansion Premises and the Thirteenth Expansion Premises (each as defined below) are referred to collectively as the “Expansion Premises” or singly as an “Expansion Premises”.

a. Seventh Expansion Premises. From and after the Seventh Expansion Premises Commencement Date (as defined below), approximately 6,408 rentable square feet of space on the first (1st) floor of the Building (the “Seventh Expansion Premises”), as outlined on the plan attached hereto and incorporated herein as Exhibit A-1, shall be deemed added to and incorporated into the Premises demised under the Lease.

b. Eighth Expansion Premises. From and after the Eighth Expansion Premises Commencement Date (as defined below), approximately 18,350 rentable square feet on the western half of the second (2nd) floor of the Building (the “Eighth Expansion Premises”), as outlined on the plan attached hereto and incorporated herein as Exhibit A-2, shall be deemed added to and incorporated into the Premises demised under the Lease.

c. Ninth Expansion Premises. From and after the Ninth Expansion Premises Commencement Date (as defined below), approximately 18,350 rentable square feet (subject to adjustment as set forth in Section 6b below) on the western half of the third (3rd) floor of the Building (the “Ninth Expansion Premises”), as outlined on the plan attached hereto and incorporated herein as Exhibit A-3. shall be deemed added to and incorporated into the Premises demised under the Lease.

d. Tenth Expansion Premises. From and after the Tenth Expansion Premises Commencement Date (as defined below), approximately 5,448 rentable square feet of space on the first (1st) floor of the Building (the “Tenth Expansion Premises”), as outlined on the plan attached hereto and incorporated herein as Exhibit A-4, shall be deemed added to and incorporated into the Premises demised under the Lease.

e. Eleventh Expansion Premises. From and after the Eleventh Expansion Premises Commencement Date (as defined below), approximately 4,622 rentable square feet of space on the eastern half of the second (2nd) floor of the Building (the “Eleventh Expansion Premises”), as outlined on the plan attached hereto and incorporated herein as Exhibit A-5. shall be deemed added to and incorporated into the Premises demised under the Lease.

f. Twelfth Expansion Premises. From and after the Twelfth Expansion Premises Commencement Date (as defined below), approximately 8,921 rentable square feet of space on the eastern half of the second (2nd) floor of the Building (the “Twelfth Expansion Premises”), as outlined on the plan attached hereto and incorporated herein as Exhibit A-6, shall be deemed added to and incorporated into the Premises demised under the Lease.

g. Thirteenth Expansion Premises. From and after the Thirteenth Expansion Premises Commencement Date (as defined below), approximately 4,807 rentable square feet of space on the eastern half of the second (2nd) floor of the Building (the “Thirteenth Expansion Premises”), as outlined on the plan attached hereto and incorporated herein as Exhibit A-7, shall be deemed added to and incorporated into the Premises demised under the Lease.

h. Consolidation Exhibit. Upon the later of the Eleventh Expansion Premises Commencement Date, Twelfth Expansion Premises Commencement Date or Thirteenth Expansion Premises Commencement Date, Exhibits A-5, A-6 and A-7 shall be consolidated for layout purposes into the space shown on Exhibit A-8 attached hereto.

2. Commencement Dates; Anticipated Delivery Dates; Rent Commencement Dates.

a. Seventh Expansion Premises Commencement Date. The anticipated delivery date of the Seventh Expansion Premises is April I, 2018 (the “Anticipated Seventh Expansion Premises Commencement Date”), subject to delays caused by factors beyond the reasonable control of Landlord (which shall not include any financial difficulties of Landlord). Landlord shall not be liable to Tenant, and Landlord shall not be in default, for any failure to deliver the Seventh Expansion Premises on any specified date; provided in no event shall Tenant be required to pay Basic Rent or Additional Rent (other than as specifically set forth below) on the Seventh Expansion Premises until five (5) months following the actual Seventh Expansion Premises Commencement Date (as defined below) (that five (5) month period being the “Seventh Expansion Premises Free Rent Period”), but Tenant shall be required to pay all electricity charges applicable to the Seventh Expansion Premises as required under Sections 4(c) and 7(b) of the Lease from and after the Seventh Expansion Premises Commencement Date. Notwithstanding the

foregoing, (i) in the event that delivery date of the Seventh Expansion Premises is later than March 15, 2018, Landlord shall provide no less than approximately 3,000 square feet of storage space (“Temp Storage Space”) elsewhere in the Building until the Seventh Expansion Premises is delivered to Tenant, and (ii) in the event that delivery date of the Seventh Expansion Premises is later than ninety (90) days following the Anticipated Seventh Expansion Premises Commencement Date for any reason other than a delay caused by Tenant or by an event of Force Majeure, the Seventh Expansion Premises Free Rent Period shall be increased by one (1) additional day for each day beyond such ninetieth (90th) day that the Seventh Expansion Premises are delivered to Tenant. The actual “Seventh Expansion Premises Commencement Date” shall be the date of the delivery of the Seventh Expansion Premises to Tenant in accordance with the terms and conditions hereof. As used herein, the “Seventh Expansion Premises Rent Commencement Date” shall be the day following the expiration of the Seventh Expansion Premises Free Rent Period. If applicable, the Temp Storage Space shall be delivered in as-is condition to be used, at no additional charge, for storage of Tenant’s personal property (but excluding any chemicals or hazardous materials) and shall be subject to the insurance and indemnity provisions of the Lease.

b. Eighth Expansion Premises Commencement Date. The anticipated delivery date of the Eighth Expansion Premises is on or about October 1, 2018 (the “Anticipated Eighth Expansion Premises Commencement Date”), subject to delays caused by factors beyond the reasonable control of Landlord (which shall not include any financial difficulties of Landlord) or the holdover or early yield-up, termination, expiration or relocation of the current tenant or occupant thereof. Landlord shall not be liable to Tenant, and Landlord shall not be in default, for any failure to deliver the Eighth Expansion Premises on any specified date; provided in no event shall Tenant be required to pay Basic Rent or Additional Rent (other than as specifically set forth below) on the Eighth Expansion Premises until five (5) months following the actual Eighth Expansion Premises Commencement Date (as defined below) (that five (5) month period being the “Eighth Expansion Premises Free Rent Period”), but Tenant shall be required to pay all electricity charges applicable to the Eighth Expansion Premises as required under as required under Sections 4(c) and 7(b) of the Lease from and after the Eighth Expansion Premises Commencement Date. Notwithstanding the foregoing, (i) in no event shall Tenant be required to accept delivery of the Eighth Expansion Premises before October 1, 2018, and (ii) in the event that delivery date of the Eighth Expansion Premises is later than ninety (90) days following the Anticipated Eighth Expansion Premises Commencement Date for any reason other than a delay caused by Tenant or by an event of Force Majeure, the Eighth Expansion Premises Free Rent Period shall be increased by one (1) additional day for each day beyond such ninetieth (90th) day that the Eighth Expansion Premises are delivered to Tenant. The actual “Eighth Expansion Premises Commencement Date” shall be the date of the delivery of the Eighth Expansion Premises to Tenant in accordance with the terms and conditions hereof. As used herein, the “Eighth Expansion Premises Rent Commencement Date” shall be the later of the day following the expiration of the Eighth Expansion Premises Free Rent Period, or March 1. 2019.

c. Ninth Expansion Premises Commencement Date. The anticipated delivery date of the Ninth Expansion Premises is no later than October 1, 2018 (the “Anticipated Ninth Expansion Premises Commencement Date”), subject to delays caused by factors beyond the reasonable control of Landlord (which shall not include any financial difficulties of Landlord) or the holdover or early yield-up, termination, expiration or relocation of the current tenant or occupant thereof. Landlord shall not be liable to Tenant, and Landlord shall not be in default, for any failure to deliver the Ninth Expansion Premises on any specified date; provided in no event shall Tenant be required to pay Basic Rent or Additional Rent (other than as specifically set forth below) on the Ninth Expansion Premises until five (5) months following the actual Ninth Expansion Premises Commencement Date (as defined below) (that five (5) month period being the “Ninth Expansion Premises Free Rent Period”), but Tenant shall be required to pay all electricity charges applicable to the Ninth Expansion Premises as required under as required under Sections 4(c) and 7(b) of the Lease from and after the Ninth Expansion Premises Commencement Date. Notwithstanding the foregoing, (i) in no event shall Tenant be required to accept delivery of the Ninth Expansion Premises before October 1, 2018, and (ii) in the event that delivery date of the Ninth Expansion Premises is later than thirty (30) days following the Anticipated Ninth Expansion Premises Commencement Date for any reason other than a delay caused by Tenant or by an event of Force Majeure, the Ninth Expansion Premises Free Rent Period shall be increased by one (1) additional day for each day beyond such thirtieth (30th) day that the Ninth Expansion Premises are delivered to Tenant. The actual “Ninth Expansion Premises Commencement Date” shall be the date of the delivery of the Ninth Expansion Premises to Tenant in accordance with the terms and conditions hereof. As used herein, the “Ninth Expansion Premises Rent Commencement Date” shall be the later of the day following the expiration of the Ninth Expansion Premises Free Rent Period, or March 1, 2019.

d. Tenth Expansion Premises Commencement Date. The delivery date of the Tenth Expansion Premises shall be one (1) business day following the date upon which the existing tenant yields up and surrenders same, which date is anticipated to be no later than December 1, 2020 (the “Anticipated Tenth Expansion Premises Commencement Date”), subject to delays caused by factors beyond the reasonable control of Landlord (which shall not include any financial difficulties of Landlord) or the holdover or early yield-up of the current tenant or occupant thereof. Landlord shall not be liable to Tenant, and Landlord shall not be in default, for any failure to deliver the Tenth Expansion Premises on any specified date; provided Landlord shall use commercially reasonable efforts to enforce the terms of the lease with the existing tenant in the event such tenant fails to promptly yields up and surrenders the Tenth Expansion Premises on December 1, 2020, and provided in no event shall Tenant be required to pay Basic Rent or Additional Rent (other than as specifically set forth below) on the Tenth Expansion Premises until five (5) months following the actual Tenth Expansion Premises Commencement Date (as defined below) (that five (5) month period being the “Tenth Expansion Premises Free Rent Period”), but Tenant shall be required to pay all electricity charges applicable to the Tenth Expansion Premises as required under Sections 4(c) and 7(b) of the Lease from and after the Tenth Expansion Premises Commencement Date. Notwithstanding the foregoing, (i) in the event that the delivery date of the Tenth Expansion Premises is anticipated to be more than thirty (30) days prior to the Anticipated Tenth Expansion Premises Commencement Date Landlord shall provide not less than six (6) months prior notice to Tenant of such early anticipated delivery date, and (ii) in the event that delivery date of the Tenth Expansion Premises is later than ninety (90) days following the Anticipated Tenth Expansion Premises Commencement Date for any reason other than a delay caused by Tenant or by an event of Force Majeure, the Tenth Expansion Premises Free Rent Period shall be increased by one (1) additional day for each day beyond such ninetieth (90th) day that the Tenth Expansion Premises are delivered to Tenant. The actual “Tenth Expansion Premises Commencement Date” shall be the date of the delivery of the Tenth Expansion Premises to Tenant in accordance with the terms and conditions hereof. As used herein, the “Tenth Expansion Premises Rent Commencement Date” shall be the day following the expiration of the Tenth Expansion Premises Free Rent Period.

e. Eleventh Expansion Premises Commencement Date. The anticipated delivery date of the Eleventh Expansion Premises is October 1, 2020 (the “Anticipated Eleventh Expansion Premises Commencement Date”), subject to delays caused by factors beyond the reasonable control of Landlord (which shall not include any financial difficulties of Landlord) or the holdover or early yield-up, termination, expiration or relocation of the current tenant or occupant thereof. Landlord shall not accelerate the Eleventh Expansion Premises Commencement Date (as defined below) by voluntarily seeking, agreeing or accepting from the current tenant or occupant thereof an early termination of the Lease for the Eleventh Expansion Premises; provided the foregoing shall not be applicable to an acceleration due to the default, bankruptcy or other forced or non-mutual termination or expiration event and in the case of an early yield up prior to the Anticipated Eleventh Expansion Premises Commencement Date Tenant shall only be responsible for the Basic Rent and Additional Rent charges equal to what the current tenant or occupant (“Prior 11th Occupant”) was required to pay (e.g., rent and additional rent) under its lease therefor (“Prior 11th Occupant Rent”) commencing on the Eleventh Expansion Premises

Rent Commencement Date (as defined below) through the date that is the earlier of (i) the expiration of the term of such current tenant’s or occupant’s lease, or (ii) the Anticipated Eleventh Expansion Premises Commencement Date (e.g., Tenant hereunder shall only be charged what the prior tenant or occupant was being charged under its lease for the Eleventh Expansion Premises, subject to the Eleventh Expansion Premises Free Rent Period (as defined below)), after which time Basic Rent and Additional Rent shall commence as provided herein. Landlord shall not be liable to Tenant, and Landlord shall not be in default, for any failure to deliver the Eleventh Expansion Premises on any specified date; provided in no event shall Tenant be required to pay Basic Rent or Additional Rent (other than as specifically set forth herein) on the Eleventh Expansion Premises until five (5) months following the later of (I) the actual Eleventh Expansion Premises Commencement Date (as defined below), and (II) the original expiration date of the Prior 11th Occupant’s lease had same not been terminated early (that five (5) month period being the “Eleventh Expansion Premises Free Rent Period”), but Tenant shall be required to pay all electricity charges applicable to the Eleventh Expansion Premises as required under as required under Sections 4(c) and 7(b) of the Lease from and after the Eleventh Expansion Premises Commencement Date. Notwithstanding the foregoing, (i) in the event that the delivery date of the Eleventh Expansion Premises is anticipated to be more than thirty (30) days prior to the Anticipated Eleventh Expansion Premises Commencement Date Landlord shall provide not less than six (6) months prior notice to Tenant of such early anticipated delivery date, and in the event that delivery date of the Eleventh Expansion Premises is later than ninety (90) days following the Anticipated Eleventh Expansion Premises Commencement Date for any reason other than a delay caused by Tenant or by an event of Force Majeure, the Eleventh Expansion Premises Free Rent Period shall be increased by one (1) additional day for each day beyond such ninetieth (90th) day that the Eleventh Expansion Premises are delivered to Tenant. The actual “Eleventh Expansion Premises Commencement Date” shall be the date of the delivery of the Eleventh Expansion Premises to Tenant in accordance with the terms and conditions hereof. As used herein, the “Eleventh Expansion Premises Rent Commencement Date” shall be the day following the expiration of the Eleventh Expansion Premises Free Rent Period.

f. Twelfth Expansion Premises Commencement Date. The anticipated delivery date of the Twelfth Expansion Premises is February 1, 2022 (the “Anticipated Twelfth Expansion Premises Commencement Date”), subject to delays caused by factors beyond the reasonable control of Landlord (which shall not include any financial difficulties of Landlord) or the extension of the lease term by, holdover or early yield-up, termination, expiration or relocation of, the current tenant or occupant thereof. Landlord shall not accelerate the Twelfth Expansion Premises Commencement Date (as defined below) by voluntarily seeking, agreeing or accepting from the current tenant or occupant thereof an early termination of the Lease for the Twelfth Expansion Premises; provided the foregoing shall not be applicable to an acceleration due to the default, bankruptcy or other forced or non-mutual termination or expiration event and in the case of an early yield up prior to the Anticipated Twelfth Expansion Premises Commencement Date Tenant shall only be responsible for the Basic Rent and Additional Rent charges equal to what the current tenant or occupant (“Prior 12th Occupant”) was required to pay (e.g., rent and additional rent) under its lease therefor (“Prior 12th Occupant Rent”) commencing on the Twelfth Expansion Premises Rent Commencement Date (as defined below) through the date that is the earlier of (i) the expiration of the term of such current tenant’s or occupant’s lease, or (ii) the Anticipated Twelfth Expansion Premises Commencement Date (e.g., Tenant hereunder shall only be charged what the prior tenant or occupant was being charged under its lease for the Twelfth Expansion Premises, subject to the Twelfth Expansion Premises Free Rent Period (as defined below)), after which time Basic Rent and Additional Rent shall commence as provided herein. Landlord shall not be liable to Tenant, and Landlord shall not be in default, for any failure to deliver the Twelfth Expansion Premises on any specified date; provided Landlord shall use commercially reasonable efforts to enforce the terms of the lease with the existing tenant in the event such tenant fails to promptly yield up and surrender the Twelfth Expansion Premises on February 1, 2022 (other than as a result of the timely and compliant extension of the lease term thereby), and provided further in no event shall Tenant be required to pay Basic Rent or Additional

Rent (other than as specifically set forth herein) on the Twelfth Expansion Premises until five (5) months following the later of (I) the actual Twelfth Expansion Premises Commencement Date (as defined below), and (II) the original expiration date of the Prior 12th Occupant’s lease had same not been terminated early (that five (5) month period being the “Twelfth Expansion Premises Free Rent Period”), but Tenant shall be required to pay all electricity charges applicable to the Twelfth Expansion Premises as required under as required under Sections 4(c) and 7(b) of the Lease from and after the Twelfth Expansion Premises Commencement Date. Notwithstanding the foregoing, in the event that delivery date of the Twelfth Expansion Premises is later than ninety (90) days following the Anticipated Twelfth Expansion Premises Commencement Date for any reason other than a delay caused by Tenant or by an event of Force Majeure, the Twelfth Expansion Premises Free Rent Period shall be increased by one (1) additional day for each day beyond such ninetieth (90th) day that the Twelfth Expansion Premises are delivered to Tenant. The actual “Twelfth Expansion Premises Commencement Date” shall be the date of the delivery of the Twelfth Expansion Premises to Tenant in accordance with the terms and conditions hereof. As used herein, the “Twelfth Expansion Premises Rent Commencement Date” shall be the day following the expiration of the Twelfth Expansion Premises Free Rent Period. Notwithstanding anything to the contrary contained herein, in the event that the Twelfth Expansion Premises is not delivered to Tenant because the current tenant occupying the Twelfth Expansion Premises exercises its right to extend its lease thereon, Landlord shall notify Tenant in writing of such extension exercise (“Twelfth Expansion Premises Withdrawal Notice”) whereupon (i) Tenant’s rights to the Twelfth Expansion Premises hereunder, and all references herein thereto, shall be void and of no further force or effect, mutaris mutandi, (except as and to the extent included within Section 11 below) and, (ii) provided the Thirteenth Expansion Premises Commencement Date (defined below) has not occurred, Tenant shall have the right by written notice to Landlord within twenty (20) days following Tenant’s receipt of the Twelfth Expansion Premises Withdrawal Notice to terminate its obligation to take the Thirteenth Expansion Premises. Upon Tenant’s timely giving of such notice, (W) Tenant’s rights to the Thirteenth Expansion Premises hereunder, and all references herein thereto, shall be void and of no further force or effect, mutaris mutandi , (except as and to the extent included within Section II below), (X) Tenant shall be required to reimburse Landlord for any Eighth Amendment Allowance paid in connection with the Twelfth Expansion Premises and/or the Thirteenth Expansion Premises, (Y) Tenant shall be required to reimburse Landlord for any brokerage commissions paid by Landlord to Columbia Group Realty Advisors in connection with the Twelfth Expansion Premises and/or the Thirteenth Expansion Premises (failing which Landlord may deduct same from any Eighth Amendment Allowance), and (Z) and there shall be a proportionate reduction in shaft space, exterior dueling and other appurtenances provided hereunder (as more specifically provided in Section l9g below). If Tenant fails to timely give such notice hereunder, then Tenant’s rights and obligations as to the Thirteenth Expansion Premises hereunder shall continue in full force and effect.

g. Thirteenth Expansion Premises Commencement Date. The anticipated delivery date of the Thirteenth Expansion Premises is October 1, 2022 (the “Anticipated Thirteenth Expansion Premises Commencement Date”), subject to delays caused by factors beyond the reasonable control of Landlord (which shall not include any financial difficulties of Landlord) or the holdover or early yield-up, termination, expiration or relocation of the current tenant or occupant thereof. Landlord shall not accelerate the Thirteenth Expansion Premises Commencement Date (as defined below) by voluntarily seeking, agreeing or accepting from the current tenant or occupant thereof an early termination or of the Lease for the Thirteenth Expansion Premises; provided the foregoing shall not be applicable to an early acceleration due to the default, bankruptcy or other forced or non-mutual termination or expiration event and in the case of an early yield up prior to the Anticipated Thirteenth Expansion Premises Commencement Date Tenant shall only be responsible for the Basic Rent and Additional Rent charges equal to what the current tenant or occupant (“Prior 13th Occupant”) was required to pay (e.g., rent and additional rent) under its lease therefor (“Prior 13th Occupant Rent”) commencing on the Thirteenth Expansion Premises Rent Commencement Date (as defined below) through the date that is the earlier of

(i) the expiration of the term of such current tenant’s or occupant’s lease, or (ii) the Anticipated Thirteenth Expansion Premises Commencement Date (e.g., Tenant hereunder shall only be charged what the prior tenant or occupant was being charged under its lease for the Thirteenth Expansion Premises, subject to the Thirteenth Expansion Premises Free Rent Period (as defined below)). after which time Basic Rent and Additional Rent shall commence as provided herein. Landlord shall not be liable to Tenant, and Landlord shall not be in default, for any failure to deliver the Thirteenth Expansion Premises on any specified date; provided Landlord shall use commercially reasonable efforts to enforce the terms of the lease with the existing tenant in the event such tenant fails to promptly yields up and surrenders the Thirteenth Expansion Premises on October 1, 2022, and provided further in no event shall Tenant be required to pay Basic Rent or Additional Rent (other than as specifically set forth herein) on the Thirteenth Expansion Premises until five (5) months following the later of (I) the actual Thirteenth Expansion Premises Commencement Date (as defined below), or (II) the original expiration date of the Prior 13th Occupant’s lease had same not been terminated early (that five (5) month period being the “Thirteenth Expansion Premises Free Rent Period”), but Tenant shall be required to pay all electricity charges applicable to the Thirteenth Expansion Premises as required under as required under Sections 4(c) and 7(b) of the Lease from and after the Thirteenth Expansion Premises Commencement Date. Notwithstanding the foregoing, in the event that delivery date of the Thirteenth Expansion Premises is later than ninety (90) days following the Anticipated Thirteenth Expansion Premises Commencement Date for any reason other than a delay caused by Tenant or by an event of Force Majeure, the Thirteenth Expansion Premises Free Rent Period shall be increased by one (1) additional day for each day beyond such ninetieth (90th) day that the Thirteenth Expansion Premises are delivered to Tenant. The actual “Thirteenth Expansion Premises Commencement Date” shall be the date of the delivery of the Thirteenth Expansion Premises to Tenant in accordance with the terms and conditions hereof. As used herein, the “Thirteenth Expansion Premises Rent Commencement Date” shall be the day following the expiration of the Thirteenth Expansion Premises Free Rent Period.

3. Delivery. Notwithstanding anything to the contrary contained in the Lease, Landlord shall deliver each Expansion Premises vacant and in broom-clean condition and with the applicable work, if any, set forth on Exhibit B attached hereto and as expressly provided in Section 16b below (“Landlord’s Delivery Work”) substantially completed at Landlord’s sole cost and expense, but otherwise in “as is” condition, and without representation or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord as to the nature, condition or usability thereof. Tenant agrees that except for Landlord’s Delivery Work applicable to each Expansion Premises, if any, Landlord has no work to perform in or on the applicable Expansion Premises Commencement Date therefor to prepare the applicable Expansion Premises for Tenant’s use and occupancy, and that any and all work to be done in or on the applicable Expansion Premises will be performed by Tenant at Tenant’s sole cost and expense in accordance with the terms of this Eighth Amendment (subject to Section 9 below). As of each Expansion Premises Commencement Date, the overall electrical capacity of the Expansion Premises then being delivered to Tenant hereunder shall be as provided in Section 16(b) below.

4. Co-Terminus. The term for each of the Expansion Premises demised hereunder shall be co-terminus with Lease Term and shall expire on January 31, 2027 (the “Expiration Date”), unless the Lease is otherwise terminated or extended as provided therein or herein.

5. Basic Rent. Tenant shall pay Basic Rent for the applicable Expansion Premises, to Landlord, in the amounts set forth below, in the manner and at the times set forth in Article 4(a) of the Lease, in advance, without demand, deduction or set off except as may be otherwise specifically and expressly provided in the Lease:

a. Seventh Expansion Premises. Commencing on the Seventh Expansion Premises Rent Commencement Date:

i.

From and after the Seventh Expansion Rent Commencement Date through the last day of the first Eighth Expansion Premises Lease Year (as defined below): $390,888.00 per annum, paid in monthly installments of $32,574.00 ($61.00 per rentable square foot);

ii.	Eighth Expansion Premises Lease Year 2: $402,614.64 per annum, paid in monthly installments of $33,551.22 ($62.83 per rentable square foot);

iii.	Eighth Expansion Premises Lease Year 3: $414,693.08 per annum, paid in monthly installments of $34,557.76 ($64.71 per rentable square foot);

iv.	Eighth Expansion Premises Lease Year 4: $427,133.87 per annum, paid in monthly installments of $35,594.49 ($66.65 per rentable square foot);

v.	Eighth Expansion Premises Lease Year 5: $439,947.89 per annum, paid in monthly installments of $36,662.32 ($68.66 per rentable square foot);

vi.	Eighth Expansion Premises Lease Year 6: $453,146.33 per annum, paid in monthly installments of $37,762.19 ($70.72 per rentable square foot);

vii.	Eighth Expansion Premises Lease Year 7: $466,740.71 per annum, paid in monthly installments of $38,895.06 ($72.84 per rentable square foot);

viii.	Eighth Expansion Premises Lease Year 8: $480,742.94 per annum, paid in monthly installments of $40,061.91 ($75.02 per rentable square foot); and

b. Eighth Expansion Premises. Commencing on the Eighth Expansion Premises Rent Commencement Date:

i.	Eighth Expansion Premises Lease Year I (or portion thereof, if applicable): $1,119,350.00 per annum, paid in monthly installments of $93,279.17 ($61.00 per rentable square foot);

ii.	Eighth Expansion Premises Lease Year 2: $1,152,930.50 per annum, paid in monthly installments of $96,077.54 ($62.83 per rentable square foot);

iii.	Eighth Expansion Premises Lease Year 3: $1,187,428.50 per annum, paid in monthly installments of $98,952.38 ($64.71 per rentable square foot);

iv.	Eighth Expansion Premises Lease Year 4: $1,223,027.50 per annum, paid in monthly installments of $101,918.96 ($66.65 per rentable square foot);

v.	Eighth Expansion Premises Lease Year 5: $1,259,911.00 per annum, paid in monthly installments of $104,992.58 ($68.66 per rentable square foot);

vi.	Eighth Expansion Premises Lease Year 6: $1,297,712.00.00 per annum, paid in monthly installments of $108,142.67 ($70.72 per rentable square foot);

vii.	Eighth Expansion Premises Lease Year 7: $1,336,614.00 per annum, paid in monthly installments of $111,384.50 ($72.84 per rentable square foot);

viii.	Eighth Expansion Premises Lease Year 8: $1,376,617.00 per annum, paid in monthly installments of $114,718.08 ($75.02 per rentable square foot); and

(As used herein, the term “Eighth Expansion Premises Lease Year” shall mean each successive 12-month period included in whole or in part in the Term of this Lease with the first (1st) Eighth Expansion Premises Lease Year beginning on the Eighth Expansion Premises Rent Commencement Date and ending at midnight on the day before the first (1st) anniversary of the Eighth Expansion Premises Rent Commencement Date (provided that if the Eighth Expansion Premises Rent Commencement Date is not the first (1st) day of a calendar month, the first Eighth Expansion Premises Lease Year shall end at midnight on the last day of the calendar month which includes the first (1st) anniversary of the Eighth Expansion Premises Rent Commencement Date). If the first (1st) Eighth Expansion Premises Lease Year of the Term shall be greater than one (1) full calendar year, the annual Basic Rent for such Eighth Expansion Premises Lease Year shall be increased proportionately to the greater length of such Eighth Expansion Premises Lease Year. Similarly, if the last Eighth Expansion Premises Lease Year of the Term shall be less than one (1) full calendar year, the annual Basic Rent for such Eighth Expansion Premises Lease Year shall be decreased proportionately to the lesser length of such Eighth Expansion Premises Lease Year.)

c. Ninth Expansion Premises. Commencing on the Ninth Expansion Premises Rent Commencement Date:

i.	Ninth Expansion Premises Lease Year 1 (or portion thereof, if applicable): $1,119,350.00 per annum, paid in monthly installments of $93,279.17 ($61.00 per rentable square foot);

ii.	Ninth Expansion Premises Lease Year 2: $1,152,930.50 per annum, paid in monthly installments of $96,077.54 ($62.83 per rentable square foot);

iii.	Ninth Expansion Premises Lease Year 3: $1,187,428.50 per annum, paid in monthly installments of $98,952.38 ($64.71 per rentable square foot);

iv.	Ninth Expansion Premises Lease Year 4: $1,223,027.50 per annum, paid in monthly installments of $101,918.96 ($66.65 per rentable square foot);

v.	Ninth Expansion Premises Lease Year 5: $1,259,911.00 per annum, paid in monthly installments of $104,992.58 ($68.66 per rentable square foot);

vi.	Ninth Expansion Premises Lease Year 6: $1.297,712.00.00 per annum, paid in monthly installments of $108,142.67 ($70.72 per rentable square foot);

vii.	Ninth Expansion Premises Lease Year 7: $1,336,614.00 per annum, paid in monthly installments of $111,384.50 ($72.84 per rentable square foot);

viii.	Ninth Expansion Premises Lease Year 8: $1,376,617.00 per annum, paid in monthly installments of $114,718.08 ($75.02 per rentable square foot); and

(As used herein, the term “Ninth Expansion Premises Lease Year” shall mean each successive 12-month period included in whole or in part in the Term of this Lease with the first (1st) Ninth Expansion Premises Lease Year beginning on the Ninth Expansion Premises Rent Commencement Date and ending at midnight on the day before the first (1st) anniversary of the Ninth Expansion Premises Rent Commencement Date (provided that if the Ninth Expansion Premises Rent Commencement Date is not the first (1st) day of a calendar month, the first Ninth Amendment Lease Year shall end at midnight on the last day of the calendar month which includes the first (1st) anniversary of the Ninth Expansion Premises Rent Commencement Date). If the first (1st) Ninth Expansion Premises Lease Year of the Term shall be greater than one (1) full calendar year, the annual Basic Rent for such Ninth Expansion Premises Lease Year shall be increased proportionately to the greater length of such Ninth Expansion Premises Lease Year. Similarly, if the last Ninth Expansion Premises Lease Year of the Term shall be less than one (1) full calendar year, the annual Basic Rent for such Ninth Expansion Premises Lease Year shall be decreased proportionately to the lesser length of such Ninth Expansion Premises Lease Year.)

d. Tenth, Eleventh, Twelfth and Thirteenth Expansion Premises. Commencing on each of the Tenth, Eleventh, Twelfth and Thirteenth Expansion Premises Rent Commencement Dates, Tenant shall pay Basic Rent on the corresponding Tenth, Eleventh, Twelfth or Thirteenth Expansion Premises, as the case may be, based on the then current rent per rentable square foot then being charged on the Eighth Expansion Premises during the corresponding Eighth Expansion Premises Lease Year and shall increase thereafter based on increases in the rent per rentable square foot being charged on the Eighth Expansion Premises for each subsequent Eighth Expansion Premises Lease Year. So, by way of example, if the Tenth Expansion Premises Rent Commencement Date occurs during Eighth Expansion Premises Lease Year 3 the rent per rentable square foot shall be $64.71 and the Basic Rent for the Tenth Expansion Premises for the remainder of the Eighth Expansion Premises Lease Year would be $352,540.08 per annum (or portion thereof), paid in monthly installments of $29,378.34, and Basic Rent for the Ninth Expansion Premises for Eighth Expansion Premises Lease Year 4 would be $363,109.20 per annum, paid in monthly installments of $30,259.10 based on $66.65 per rentable square foot and such increases would continue for subsequent Eighth Expansion Premises Lease Year.

e. Additional Rent; PILOT Agreement Expiration. Tenant shall continue to pay Basic Rent and Additional Rent on the existing Premises, and the Sixth Expansion Premises, as and when required under the Lease. Tenant acknowledges and agrees that in the event that any current payment in lieu of taxes agreement expires during the Lease Term (as same may be extended), then Tenant shall be responsible for Tenant’s Proportionate Share of Taxes as provided in the Lease. Any such Taxes shall be the Taxes actually assessed and billed pursuant to the applicable taxing authority.

6. Additional Rent: Tenant’s Proportionate Share: Re-measurement.

a. From and after the Seventh Expansion Premises Commencement Date, Tenant’s Proportionate Share shall be increased by two and 33/100 percent (2.33%). From and after the Eighth Expansion Premises Commencement Date, Tenant’s Proportionate Share shall be increased by six and 671100 percent (6.67%). From and after the Ninth Expansion Premises Commencement Date, Tenant’s Proportionate Share shall be increased by six and 67/100 percent (6.67%) (subject to adjustment as set forth in Section 6b below). From and after the Tenth Expansion Premises Commencement Date, Tenant’s Proportionate Share shall be increased by one and 98/100 percent (1.98%). From and after the Eleventh Expansion Premises Commencement Date, Tenant’s Proportionate Share shall be increased by one and 68/ 100 percent (1.68%). From and after the Twelfth Expansion Premises Commencement Date, Tenant’s Proportionate Share shall be increased by three and 24/100 percent (3.24%). From and after the Thirteenth Expansion Premises Commencement Date, Tenant’s Proportionate Share shall be increased by one and 75/100 percent (1.75%).

b. Landlord and Tenant acknowledge and agree that as currently demised, the Ninth Expansion Premises consists of approximately 18,350 rentable square feet, containing 17,873 rentable square feet of space as shown on the first page of Exhibit A-3 together with an adjacent corridor of approximately 477 rentable square feet of space as shown on the second page of Exhibit A-3 (“Corridor”). Tenant shall have the right to seek the removal of the Corridor in connection with its Tenant’s Improvements (as defined below) to the Ninth Expansion Premises. If no variance or other discretionary governmental permit or approval is required for the removal of the Corridor, Landlord shall demolish and remove same, at Landlord’s cost, promptly following Tenant’s notice to Landlord which notice shall include reasonably satisfactory evidence that no such permit or approval is required therefor. If a variance and/or other discretionary governmental permits or approvals are required for the removal of the Corridor, Tenant shall be entitled to demolish and remove same, at Tenant’s cost, as part of Tenant’s Improvements (as defined in and subject to Section 8 below) promptly following Tenant’s notice to Landlord which notice shall include reasonably satisfactory evidence that all such permits and/or approvals therefor have been obtained. In the event the Corridor is not demolished and removed as provided herein, (i) the Ninth Expansion Premises shall consist only of 17,873 rentable square feet of space and the Corridor shall be excluded therefrom and shall remain common area, and (ii) the Basic Rent, Tenant’s Proportionate Share, Eighth Amendment Allowances and any other charges, expenses or benefits based thereon shall be adjusted to reflect the applicable measurement. Except as set forth in this Subsection (b), for the purposes of this Eighth Amendment, it is agreed that the Rentable Area of each area of the Premises is as set forth in this Eighth Amendment and the Building Rentable Area is 289,613 and neither party shall have the right to remeasure either the Premises or Building for the purposes of changing the Basic Rent, Additional Rent, Tenant’s Proportionate Share or other amounts under the Lease based on the Building Rentable Area or the Premises Rentable Area unless due to actual physical changes to the Rentable Area of the Building or Premises in which event Landlord reserves the right to so remeasure in material accordance with the methods of measuring rentable square feet as described in the American National Institute Publication ANSI Z65.1-1996 promulgated by the Building Owners and Managers Association for the purpose thereof.

7. Confirmation Agreement. Landlord and Tenant agree to execute one or more supplemental agreements confirming the actual applicable Commencement Date, applicable Rent Commencement Date and applicable Basic Rent schedule and total Tenant’s Proportionate Share based thereon, after same are determined.

8. Tenant Improvements. Tenant shall cause the substantial completion of all necessary or desirable construction and installations of all of Tenant’s improvements to each of the Expansion Premises in accordance with the provisions of the Lease, including but not limited to Section 14 of the Fifth Amendment, Article 8 of the Lease, the Master Lease, including without limitation Articles 9 and 24 thereof, and the terms of this Amendment (“Tenant’s Improvements”). In connection with any Tenant’s Improvements, Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof. Landlord agrees that the following language included in any Certificate of Insurance delivered to Landlord in connection with the Lease is currently satisfactory and will be deemed approved by Landlord with respect to the naming of additional insureds if it names the parties in interest designated by Landlord (“Parties in Interest”) and reads substantially as follows: “[Parties in Interest]” are included as Additional Insured on a primary non-contributory basis.” Landlord and Tenant shall reasonably cooperate in connection with scheduling and performing Tenant’s Improvements in any and all of the Expansion Premises to provide flexibility as to timing therefor so Tenant may perform same as expeditiously as practical so long as same does not unreasonably interfere with other tenants or the operation of the Building.

9. Payment of Costs for Tenant’s Improvements; Eighth Amendment Allowance(s). Subject to the Eighth Amendment Allowance(s) set forth below, Tenant shall pay all of the costs and expenses of Tenant’s Improvements (including, without limitation, the costs of construction, the cost of permits and permit expediting, and all architectural and engineering services obtained by Tenant in connection therewith). Landlord shall make the following allowances available to Tenant (collectively, the “Eighth Amendment Allowance(s)”):

a. Seventh Expansion Premises Allowance. Upon the Seventh Expansion Premises Commencement Date, Landlord shall provide an allowance of up to $150.00 per rentable square foot of the Seventh Expansion Premises (S961,200.00) (the “Seventh Expansion Premises Allowance”) that Tenant may use towards funding the Tenant’s Improvements within the Seventh Expansion Premises and/or as otherwise expressly set forth herein, subject to the terms and conditions hereof.

b. Eighth Expansion Premises Allowance. Upon the Eighth Expansion Premises Commencement Date, Landlord shall provide an allowance of up to $150.00 per rentable square foot of the Eighth Expansion Premises ($2,752,500.00) (the “Eighth Expansion Premises Allowance”) that Tenant may use towards funding the Tenant’s Improvements within the Eighth Expansion Premises and/or as otherwise expressly set forth herein, subject to the terms and conditions hereof.

c. Ninth Expansion Premises Allowance. Upon the Ninth Expansion Premises Commencement Date, Landlord shall provide an allowance of up to $150.00 per rentable square foot of the Ninth Expansion Premises ($2,752,500.00) (the “Ninth Expansion Premises Allowance”) (as same may be subject to adjustment as set forth in Section 6b above) that Tenant may use towards funding the Tenant’s Improvements within the Ninth Expansion Premises and/or as otherwise expressly set forth herein, subject to the terms and conditions hereof.

d. Tenth Expansion Premises Allowance. Upon the Tenth Expansion Premises Commencement Date, Landlord shall provide an allowance of up to $88.92 per rentable square foot of the Tenth Expansion Premises ($484,436.16) (the “Tenth Expansion Premises Allowance”) that Tenant may use towards funding the Tenant’s Improvements within the Tenth Expansion Premises and/or as otherwise expressly set forth herein, subject to the terms and conditions hereof.

e. Eleventh, Twelfth and Thirteenth Expansion Premises Allowances. Upon each of the Eleventh, Twelfth and Thirteenth Expansion Premises Commencement Dates, Landlord shall provide an allowance corresponding to the Expansion Premises delivered (e.g., for the Eleventh Expansion Premises upon the Eleventh Expansion Premises Commencement Date, for the Twelfth Expansion Premises upon the Twelfth Expansion Premises Commencement Date, etc.) each in an amount up to the sum prorated by subtracting $1.58 from the base allowance amount of $150.00 per rentable square foot of the applicable Expansion Premises for each month (or portion thereof) the applicable Expansion Premises Rent Commencement Date is later than March 1, 2019, so long as Tenant has commenced payment of Basic Rent in the amount set forth in Section 5d above (i.e., the applicable Expansion Premises Commencement Date corresponds to the applicable Anticipated Expansion Premises Commencement Date or if the applicable Expansion Premises Commencement Date is prior to the actual corresponding Anticipated Expansion Premises Commencement Date and Tenant is paying Prior 11th Occupant Rent, Prior 12th Occupant Rent or Prior 13th Occupant Rent, Tenant shall have the option, upon written notice to Landlord, to commence payment of Basic Rent in the amounts set forth in Section 5d (above) along with applicable Additional Rent due hereunder to obtain the calculation of the Eleventh, Twelfth and Thirteenth Expansion Premises Allowance(s) hereunder). So, by way of example, if the Eleventh Expansion Premises Rent Commencement Date occurs on March 1, 2021, then the Eleventh Expansion Premises Allowance would be an amount up to $112.08 per rentable square foot of the Eleventh

Expansion Premises ($518,033.76)(i.e., $150.00 – 37.92 ($I .58 x 24 months) =$1 12.08 x 4,622). In the event that Tenant exercises its option to extend in accordance with Section 10 below, the foregoing proration shall be recalculated to take into account the additional thirty-six (36) additional months contained in the extension term (e.g., instead of $1.58 per month over ninety-five (95) months, the entire proration shall be recalculated at $1.15 per month over one hundred thirty-one (131) months and the allowance(s) adjusted accordingly), provided, however, in no event shall the allowance paid hereunder for any Expansion Premises exceed $150.00 per rentable square foot of the applicable Expansion Premises.

f. Supplemental Improvement Allowance. Upon the Seventh Expansion Premises Commencement Date, Landlord shall provide an allowance of up to $450,000.00 (as the same may be reduced as provided below), the “Supplemental Improvement Allowance”) that Tenant may use towards funding the Tenant’s Improvements within any of the Expansion Premises and/or as otherwise expressly set forth herein, subject to the terms and conditions hereof. The Supplemental Improvement Allowance shall be reduced proportionately, to a minimum of $250,000.00, if Landlord notifies Tenant no later than June 1, 2018 that it will provide to Tenant shaft space for the Seventh Expansion Premises and Tenth Expansion Premises, the Eighth Expansion Premises and the Ninth Expansion Premises as shown on the AHA Shaft Plan Drawings attached hereto as Exhibit E-1, in which event such shaft space shall be made available as soon as practical after the Seventh Expansion Premises Commencement Date, but no later than June 1, 2018. So by way of example, if Landlord provides one-half of the shaft space shown on Exhibit E-1, then the Supplemental Improvement Allowance will be reduced to$350,000.00 and if Landlord provides three-quarters of the shaft space shown on Exhibit E-1, then the Supplemental Improvement Allowance will be reduced to $300,000.00.

g. Demo Allowance. Landlord shall provide an allowance of up to $7.50 per rentable square foot for each of the Eighth Expansion Premises (i.e., up to $137,625.00), the Eleventh Expansion Premises (i.e., up to $34,665.00), the Twelfth Expansion Premises (i.e., up to $66,907.50) and the Thirteenth Expansion Premises (i.e., up to $36,052.50) (collectively and individually the “Demolition Allowance”) that Tenant may use only toward the demolition of the applicable Expansion Premises, notwithstanding anything to the contrary contained herein or in the Lease, but otherwise subject to the terms and conditions hereof.

h. Extension Allowance. In the event Tenant timely exercises its three (3) – year extension right set forth in Section 10 below (i.e., from February 1, 2027 – January 31, 2030), Landlord shall provide an allowance of up to $15.00 per rentable square foot of space leased by Tenant on the eighth (8th) floor Premises portion of the Building and on the Fourth Expansion Premises, as defined in the Fifth Amendment (collectively, the “Extension Allowance”) (e.g., if Tenant is occupying 36,700 rentable square feet of space on the eighth (8th) floor and 450 rentable square feet in the Fourth Expansion Premises, the Extension Allowance would be up to $557,250.00) that Tenant may use towards funding the Tenant’s Improvements within any of the Premises on the eighth (8th) floor of the Building or any of the Premises making up the Fourth Expansion Premises; provided, however, the Extension Allowance shall be paid only for work performed on the eighth (8th) floor Premises or Fourth Expansion Premises portion of the Building from and after the commencement of the foregoing three (3) – year extension period.

Except as otherwise expressly provided above (e.g., the Demolition Allowance and the Extension Allowance), the applicable components of the Eighth Amendment Allowance(s) may only be used for hard or soft costs actually incurred by Tenant in connection with Tenant’s Improvements within any portion of the Expansion Premises demised hereunder and any portion of the Expansion Premises demised under the Seventh Amendment to Lease (and may be applied disproportionately thereto in Tenant’s sole discretion; provided in no event shall the application of any Eighth Amendment Allowance to any particular Expansion Premises exceed 150% of the original Eighth Amendment Allowance allocated to that Expansion Premises above or, if applicable, to any particular Expansion Premises allocated to that Expansion Premises under the Seventh Amendment), subject to the terms and conditions hereof, but may not be used for other areas or portions of the Premises (or Sixth Expansion Premises) without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion. Notwithstanding the foregoing, any or all portions of the Eighth Amendment Allowance(s) may be used for hard or soft costs actually incurred by Tenant in connection with Tenant’s Roof-Top Area, including Roof-Top Equipment, Exterior Dueling, interior dueling, and conduits, equipment and other infrastructure and materials required to exhaust or vent from, or connect electrical service and other utilities to, any of the Premises. No portion of the Eighth Amendment Allowance may be used for Tenant’s furniture, fixtures, equipment, cabling and/or other personal property. Provided Tenant shall not then be in default of the Lease beyond applicable notice and/or cure periods, or there shall not then be occurring any circumstance or state of facts which, with notice or the passage of time or both, would result in a breach or default hereunder that is not cured within the applicable cure period, the payment of the applicable portion of the Eighth Amendment Allowance shall be made to reimburse Tenant for amounts spent on Tenant’s Improvements within thirty (30) days following Tenant’s requisition therefor generally in accordance with Section 14(c) of the Fifth Amendment such that no more than fifty percent (50%) of that portion of the Eighth Amendment Allowance corresponding to the cost of the Tenant’s Improvements within the applicable portion of the Expansion Premises will be paid upon satisfactory completion of all rough inspections by the City of Boston Inspectional Services Department for the work within the particular portion of the Expansion Premises, and the remaining fifty percent (50%) of that portion of the Eighth Amendment Allowance corresponding to the cost of the Tenant’s Improvements within the applicable portion of the Expansion Premises will be paid within thirty (30) days following delivery to Landlord of (i) a final Certificate of Occupancy issued by the City of Boston Inspectional Services Department for the work within the particular portion of the Expansion Premises; and (ii) satisfactory lien waivers from all contractors and other satisfactory evidence that all contractors have been paid or will be paid in full for the work within the particular portion of the Expansion Premises. Landlord shall have no obligation to advance any funds or pay any amounts on account of Tenant’s Improvements in excess of the Eighth Amendment Allowance (excluding any allowances outstanding as of the date hereof under the Lease as previously amended) and in the event Tenant fails to request any portion of any applicable Eighth Amendment Allowance, pursuant to the terms and conditions hereof, within forty-two (42) months of the corresponding Expansion Premises Commencement Date, or in the case of the Extension Allowance within thirty-six (36) months of the commencement of the extended Term, as shown on the attached Exhibit G, such unrequested portion(s) of the applicable Eighth Amendment Allowance(s) shall be forfeit and no longer available for request hereunder. For clarification, Tenant may only request reimbursement from the Supplemental Improvement Allowance for costs incurred in connection with a particular Expansion Premises within forty-two (42) months of the corresponding Expansion Premises Commencement Date.

10. Extension Right. On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that Tenant is not in default of its covenants and obligations under the Lease beyond and applicable notice and cure period, both as of the time of option exercise described herein and as of the commencement of the hereinafter described additional term, Tenant shall have the option to extend the Term of the Lease for one (1) period of three (3) years commencing on February 1, 2027 through and including January 31, 2030. Tenant may exercise such option to extend by giving Landlord written notice on or before November 30, 2018. Upon the timely giving of such notice, the Term of the Lease shall be deemed extended upon all of the terms and conditions of the Lease, except that Landlord shall have no obligation to construct or renovate the Premises, or provide any additional allowance or credit therefor, and that Basic Rent for the entire Premises during such additional term shall be calculated based on the Basic Rent rate per rentable square foot of Premises as shown on Exhibit H attached hereto. If Tenant fails to timely exercise its rights hereunder, then within ten (10) days of Landlord’s written request therefor, Tenant shall execute and deliver to Landlord a certification, in recordable form, confirming the Tenant’s failure to exercise (or waiver of) such right, and Tenant’s failure to so execute and deliver such certification shall (without limiting Landlord’s remedies on account thereof) entitle Landlord to execute and deliver to any third party, and record, an affidavit confirming the failure or waiver, which affidavit shall be binding on Tenant and may be conclusively relied on by third parties. Tenant’s Renewal Option as outlined in the Lease as Exhibit J remains in full force and effect and is hereby expanded to include the applicable Expansion Premises, as and to the extent same is included within the Premises as provided herein. For the avoidance of doubt, in the event that Tenant exercises its option to extend the Term of the Lease in accordance with this Section 10, Tenant’s Renewal Option as outlined in the Lease as Exhibit J shall apply at the end of the Term as extended hereby; provided, however, that such Exhibit J is hereby amended as follows:

a. The phrase “Tenant is occupying the entire Premises” in the first line of the first textual paragraph of Exhibit J is hereby deleted and replaced with the following phrase: “Tenant itself, or a Permitted Transferee, is occupying at least fifty percent (50%) all of the Premises then demised to Tenant”;

b. The sentence “In no event shall the Basic Rent payable for each month of the extended Term be less than the Basic Rent for the last twelve (12) months of the initial Term of the Lease.” is hereby deleted in its entirety;

c. The time limit for Tenant to respond to Landlord’s determination of the Prevailing Rental Rate shall be extended from “ten (10) days” to “fifteen (15) days”;

d. For avoidance of doubt, the language “pursuant to Section 10.G” in Subsection (2) of the last textual paragraph of Exhibit J shall be deemed to mean Section 10.G as amended by this Eighth Amendment (e.g., to include the expanded definition of Permitted Transferee); and

e. Subsection (4) of the last textual paragraph of Exhibit J is hereby deleted and the word “or” is hereby moved to between Subsection (2) and (3).

11. Expansion Right. If at any time during the Term of the Lease, any portion of (a) the Building that is adjacent to (i.e., either horizontally or vertically) to any portion of the Premises (as it then exists and has been delivered to Tenant or which is scheduled to be delivered to Tenant in the future in accordance herewith) or (b) the fifth (5th) floor of the Building, or (c) the 9,080 rentable square feet of space located on the sixth (6th) floor of the Building currently soon to be vacated by the current tenants thereof (the “Sixth Floor Space”), becomes “available for occupancy” (as defined below) and which Landlord intends to lease to a third party (the “Available Space”), Landlord shall give written notice to Tenant thereof, describing the Available Space and the terms upon which Landlord proposes to lease such space, including the Basic Rent and other material business terms (as defined in Exhibit J mutatis mutandi) (“Available Space Notice”), subject and subordinate to all of the prior rights of other tenants (and initial prospective tenants of the Sixth Floor Space as provided below) of the Building as provided below. Notwithstanding the definition of “available for occupancy” below, the Sixth Floor Space cannot be deemed “available for occupancy” until after Landlord’s lease up of the Sixth Floor Space, to one or more prospective tenants, after the current tenants vacate. Tenant shall have fifteen (15) days after receipt of the Available Space Notice in which to elect to lease the Available Space subject to the Notice, on the terms hereinafter set forth, by written notice to Landlord. Notwithstanding the foregoing, if there are then at least forty-eight (48) months remaining in the Term, as the same may be extended, the lease of the Available Space shall be co-terminus with the Term of the Premises, with the benefit of the same option to extend set forth in Section 10 above; provided that the Net Effective Rent (as defined below) is equivalent (or made equivalent) to the Net Effective Rent of the terms set forth in the Available Space Notice. If Tenant fails to make such election within such fifteen (15) day period, Tenant shall be conclusively presumed to have rejected such offer, in which event Landlord shall be free, at any time thereafter, to let the applicable Available Space as Landlord deems fit, provided however that after the date that is six (6) months following Tenant’s rejection or deemed rejection, as the case may be, of Landlord’s offer, if the applicable Available Space is still “available for occupancy”, Landlord must again first offer the space to Tenant in accordance with this Section 11. Tenant acknowledges and agrees that its rights hereunder are and shall be subject and subordinate to any extension rights, expansion rights, options to lease or any rights of first negotiation, first offer or first refusal to lease granted to other tenants or occupants of the Building prior to the date of execution and delivery of this Eighth Amendment (including any rights contained in Landlord’s first lease up of the Sixth Floor Space to one or more prospective tenants), or to the terms of any leases, including extension and expansion rights, existing prior to the execution and delivery of this Eighth Amendment, and to Landlord’s right to extend the lease term with (x) Dana-Farber Cancer Institute, Inc., or its successors or assigns, and/or (y) InviCRO, LLC, or its successors or assigns even if such extension right is not expressly granted in either such lease (excluding in all events the Expansion Premises). This first opportunity to let shall not apply to any time in which (a) Tenant is in default of the Lease beyond applicable notice and cure periods, or (b) that Tenant itself, or a Permitted Transferee, is not occupying fifty percent (50%) of the Premises then demised to Tenant (except for periods of casualty, restoration or remodeling). If Tenant elects to lease the Available Space, it shall be on the same terms set forth in the Lease, except that (i) the Basic Rent payable by Tenant for the Available Space shall be the Prevailing Rental Rate (as defined in Exhibit J mutatis mutandi), (ii) Tenant’s Proportionate Share shall increase in accordance with the rentable square feet of the Available Space, and (iii) it is understood and agreed that the Available Space shall be leased by Tenant in the condition set forth in the Available Space Notice or as otherwise determined by the parties to reflect the Net Effective Rent in the event of Tenant’s exercise hereunder. TENANT SPECIFICALLY ACKNOWLEDGES AND AGREES THAT THE FIRST OPPORTUNITY TO LET PROVIDED HEREIN IS NOT INTENDED AS, NOR SHALL THE SAME BE INTERPRETED OR CONSTRUED TO BE, A RIGHT OF FIRST REFUSAL. Tenant acknowledges that its expansion rights under this Section 11 is in lieu of any other expansion rights contained in the Lease or any amendment prior hereto and that Tenant has no other expansion rights with respect to the Building. Notwithstanding the fact that, upon Tenant’s exercise of the option hereunder, such exercise shall be self-executing, as aforesaid, but to confirm the inclusion of the subject Available Space as set forth above, Landlord shall prepare, and Tenant and Landlord shall promptly execute and deliver, a reasonably satisfactory amendment to the Lease reflecting the foregoing terms and incorporation of any Available Space. For the purposes hereof, space shall be deemed “available for occupancy” when any lease or occupancy agreement for any Available Space has expired (including extension periods) or is due to expire within not less than six (6) months (provided Landlord shall not send an Available Space Notice more than eighteen (18) months prior to the anticipated delivery date of the Available Space), or Landlord has elected not to renew the lease of the present tenant, and any prior options, rights or rights to lease with respect to such Available Space have expired or been waived, or with respect to Available Space that is being re-offered as provided herein, such space is not subject to then current negotiations which may include, without limitation, an exchange of letters of intent, offers, or the like, and Landlord has decided to and is free to lease such space to third parties without restriction. If Tenant fails to timely exercise any of its rights hereunder, the right(s) granted hereunder as to the applicable Available Space shall be deemed waived for all purposes, and Landlord may lease the applicable Available Space to any party and upon any terms free of any rights of Tenant provided however that the Net Effective Rent is not less than ninety-five percent (95%) of the Net Effective Rent offered to Tenant in the Available Space Notice, and provided further that after the six (6) month anniversary of Tenant’s rejection or deemed rejection, as the case may be, of Landlord’s offer, if the applicable Available Space is still “available for occupancy”, Landlord must again first offer the space to Tenant in accordance with this Section 11. Tenant, following such waiver and within seven (7) business days of Landlord’s request therefor, shall execute and deliver to Landlord a certification, in recordable form, confirming the waiver of such right, and Tenant’s failure to so execute and deliver such certification within such 7-business day period shall (without limiting Landlord’s remedies on account thereof) entitle Landlord to execute and deliver to any third party, and record, an affidavit confirming the waiver, which affidavit shall be binding on Tenant and may be conclusively relied on by third parties as to such waiver or failure. As used herein, “Net Effective Rent” shall mean the “bottom line” or “net effective” cost per rentable square foot for the applicable Available Space under the original Available Space notice (or applicable space being compared), determined by considering all of the economic terms of the proposals, respectively, including, among other relevant factors, the fixed rent, the tax and expense payments and escalations, the additional rent, any free rent periods, and any other concessions and allowances all as prorated over the applicable terms of the proposed terms contained in the offer(s).

12. Intentionally Omitted.

13. Assignment and Subletting. Notwithstanding anything to the contrary contained in Section 10 of the Lease entitled “Assignment and Subletting”:

a. with respect to a request for Landlord’s consent to a subletting of all or any portion of the Eighth Expansion Premises, it shall not be reasonable for Landlord to withhold consent to any requested sublease made within two (2) years of the Eighth Expansion Premises Commencement Date solely on the basis that (i) there is other suitable space in the Building or (ii) that such proposed subtenant is a current occupant of the Building;

b. with respect to a request for Landlord’s consent to a subletting of all or any portion of the Eleventh Expansion Premises, the Twelfth Expansion Premises or the Thirteenth Expansion Premises it shall not be reasonable for Landlord to withhold consent to any requested sublease therefor made prior to the later of the Eleventh Expansion Premises Commencement Date, Twelfth Expansion Premises Commencement Date or Thirteenth Expansion Premises Commencement Date solely on the basis that (i) there is other suitable space in the Building or (ii) that such proposed subtenant is a current occupant of the Building; and

c. the term “Affiliate” in Subsection (g)(1) of Section 10 of the Lease shall include any entity which controls or is controlled by Tenant or is under common control with Tenant or to an entity that owns or controls 50% or more of the voting stock, beneficial interests, partnership interests, membership interests or other ownership interests in Tenant or such lesser amount constituting a controlling interest in any such entity so long as in any such instance such entity’s Tangible Net Worth (when combined with Tenant (so long as Tenant remains liable hereunder) is not less than the Tangible Net Worth of Tenant as of the date of the Eighth Amendment to Lease:

d. Subsection (g)(3) of Section 10 of the Lease shall include the term”, joint venture partner” after the term “limited liability company”.

e. The following Subsection (h) is added to Section 10 of the Lease:

f. “(h) Notwithstanding the foregoing or any other provision of this Lease, Tenant may permit any corporation, limited partnership, limited liability partnership, joint venture partner, limited liability company or other business entity with which Tenant has a formal business relationship in the ordinary course of Tenant’s business to occupy a portion of the Premises constituting not more than twenty-five percent (25%) of the Premises in the aggregate without the approval of, but upon reasonable prior notice to, Landlord. Any such business entity occupying the Premises in accordance herewith shall be deemed to be a Permitted Transferee for purposes of the Lease and any such use or occupancy shall be subject to all of the terms and conditions of this Lease.”

14. Chemical Storage. Notwithstanding anything in the Lease to the contrary, Tenant shall have the right to use its proportionate share of chemical storage capacity for each floor of the Building on which a portion of the Premises is located. Tenant’s proportionate share of chemical storage capacity shall be based on Tenant’s applicable portion of Premises per share of the Building floor in relation to the chemical storage capacity on such floor and Tenant acknowledges and agrees that Tenant’s chemical storage areas shall be located within the applicable portions of the Premises.

15. Control Areas. From and after the Eighth Expansion Premises Commencement Date, Tenant shall be entitled to one (1) Control Area on the first (1st) floor of the Building, two (2) Control Areas on the second (2nd) floor of the Building increasing to three (3) Control Areas from and after the later of the Eleventh Expansion Premises Commencement Date, Twelfth Expansion Premises Commencement Date or Thirteenth Expansion Premises Commencement Date, and one (1) Control Area on the third (3rd) floor of the Building. Each Control Area shall be established, maintained and used by Tenant in accordance with, and shall be subject to, all of the terms and conditions of the Lease and in compliance with all applicable Jaws, rules, regulations, codes and requirements. For purposes hereof, “Control Area” shall mean Control Area as defined in and in compliance with the Massachusetts Building Code.

16. Emergency Generator Capacity: New Electrical Service Work.

a. From and after the Eighth Expansion Premises Rent Commencement Date, Tenant shall have the right to access to no less than five (5) watts of emergency generator stand-by capacity per square foot of the Premises (from time to time) from the emergency generator serving the Building provided Landlord shall have the right to reasonably limit and allocate Tenant’s utilization of and access to the emergency generator capacity in equitable proportion to percentage that the total rentable area of the Premises dedicated to laboratory use (not to exceed 50% of the Premises) bears to the total rentable area of the Building, from time to time, along with using and reserving certain generator capacity for present and future Building operations. Tenant shall be responsible, at Tenant’s sole cost and expense and in accordance with the terms and conditions of the Lease, for all work associated with all connections, including, but not limited to, circuit breaker, automatic transfer switch (ATS), disconnect, normal service feed, tenant panels, generator control (start) circuit, transformers, conduits, wiring, etc., to the generator power connection located at the Base Building Panel located within one of the Building electrical rooms with the location to be determined by Landlord.

b. No later than the Seventh Expansion Premises Commencement Date, Landlord shall deliver (or have delivered) as part of Landlord’s Delivery Work, using the current electrical service of the Building (“Existing Electrical Service”), no less than 24.85 watts per square foot of the Seventh Expansion Premises. On or about October 1, 2018, Landlord shall deliver (or have delivered) to the Building’s first floor Electrical Room (as approximately shown on Exhibit F) as part of Landlord’s Delivery Work new electrical service to provide 2,500 amp, three-phase, 480 volt service (“New Electrical Service”) providing no less than 24.85 watts per square foot across the entire Expansion Premises demised hereunder. For each day from and after December 1, 2018 that the New Electrical Service is not delivered, Basic Rent for the Seventh Expansion Premises shall be reduced by fifty percent (50%) applicable to the Seventh Expansion Premises until the New Electrical Service is delivered to Tenant. Tenant shall be responsible, at Tenant’s sole cost and expense, subject to any applicable earned but unused allowances including any applicable Eighth Amendment Expansion Allowances, and in accordance with the terms and conditions of the Lease, for all work associated with connecting and bringing the New Electrical Service to each Expansion Premises including, but not limited to, riser and panel work and all associated wiring, cabling and appurtenances in connection therewith. Tenant shall be responsible, at Tenant’s sole cost and expense, subject to any applicable earned but unused allowances including any applicable Eighth Amendment Expansion Allowances, and in accordance with the terms and conditions of the Lease, for delivering and distributing same within each Expansion Premises including, but not limited to, riser and panel work and all associated wiring, cabling and appurtenances in connection therewith and all work relating to the disconnection of the Existing Electrical Service to each Expansion Premises within five (5) months following the applicable Expansion Premises Commencement Date, provided, however, the connection of the Seventh Expansion Premises to the New Electrical Service and disconnection of the Existing Electrical Service thereto shall be completed within five (5) months following the Eighth Expansion Premises Commencement Date. Tenant has submitted and Landlord has approved Tenant’s plans entitled “Proposed Ginkgo Section Setup in New 4000A Switchboard” dated “2-15-2018” for incorporating the following switchboard disconnects as part of Landlord’s Delivery Work: one 1600 AMP, one 1000 AMP, one 800 AMP and two 400 AMP disconnects. Any and all actual, reasonable costs incurred in the design, purchase and installation of said disconnects shall be at Tenant’s sole expense and shall be deducted from the any then earned, accrued and available Eighth Amendment Allowance applicable thereto following, presentation of an invoice to Tenant itemizing such costs.

17. Parking. Tenant is currently entitled to a license to use certain parking spaces in accordance with Exhibit H to the Lease. From and after the applicable Expansion Premises Rent Commencement Date, Tenant shall be entitled to a license to use additional parking spaces based on the ratio of 1 parking space per 3,800 rentable square feet of space in the applicable Expansion Premises, subject to the terms of said Exhibit H. The parking space provided hereunder shall be located in the exterior lots “S” and/or “P” controlled by Landlord or as otherwise reasonably designated by Landlord from time to time.

18. Exterior Signage. On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that Tenant is not in default of its covenants and obligations under the Lease beyond and applicable notice and cure period, and that Tenant has not assigned the Lease or subleased more than twenty-five percent (25%) of the Premises then demised to Tenant, other than to one or more Permitted Transferees (or in the case of Storefront Signage only, Tenant or one or more Permitted Transferees is occupying Premises located on the first floor), Tenant shall have the right, at its sole cost and expense, to maintain three (3) signs adjacent to the three bays adjacent to the Premises so occupied (and upon such occupancy) on the first floor of the Building on the so-called storefront of the Building each in the areas as generally shown on Exhibit C attached hereto (not to scale) (“Storefront Signage”) and the right to maintain, at Tenant’s option, either (a) two (2) so-called blade signs on the exterior portion of the Premises on the first floor of the Building, in two (2) areas as generally shown on Exhibit C attached hereto (not to scale) or (b) one (1) banner sign comparable in size to the current Autodesk sign at 23 Drydock Avenue as generally shown on Exhibit C attached hereto (not to scale), for the purpose of identifying Tenant (together with Storefront Signage, “Building Signage”), which Building Signage (including actual location, size, design, logo, color(s) and degree of illumination, if any) shall be subject to the prior written approval of Landlord (such approval not to be unreasonably withheld, conditioned or delayed so long as same is not otherwise inconsistent with the character and quality of the Building as a first class building, except as to actual location and size which shall be at Landlord’s sole but good faith discretion), and installed and maintained in compliance with all applicable laws, restrictions, codes and regulations. In the event Tenant has assigned the Lease or subleased more than twenty-five percent (25%), but not more than fifty percent (50%) of the Premises then demised to Tenant, other than to one or more Permitted Transferees, the number of blade signs allocated to Tenant shall be reduced from two (2) to one (1) blade sign. If necessary, Tenant shall be responsible for obtaining and maintaining all necessary permits and approvals for such signage (and shall promptly deliver copies of such permits and licenses to Landlord upon request), along with all actual out of pocket costs and expenses incurred by Landlord in connection therewith (including any taxes or assessments thereon and the cost of providing and maintaining electrical service thereto) and Landlord shall reasonably cooperate (at no cost to Landlord) with Tenant in connection with obtaining such permits and approvals. Tenant shall pay such amounts within thirty (30) days of Landlord’s invoice therefor. At the expiration or earlier termination of the Lease, or in the event the Tenant has assigned the Lease or subleased more than twenty-five percent (25%) or fifty percent (50%), as the case may be, of the Premises then demised to the Tenant (except for periods of casualty, restoration or remodeling), Landlord shall have the right, at Tenant’s sole cost and expense, to remove Tenant’s Building Signage (or simply “de-identify” same) and repair and restore the Building to the same or better condition existing prior to such installation, or at Landlord’s election, Landlord shall require Tenant to so repair or restore. All signs, decorations, advertising media, etc., including the Building Signage, shall be kept in first class condition and in good operating order and repair by Tenant at all times. If Tenant fails to maintain, repair or replace any of its signs, decorations, advertising media, etc. as specified above, and such failure continues for a period of thirty (30) days following receipt of notice from Landlord (which may be the so-called “default” notice required under the Lease), Landlord shall have the right to perform such maintenance, repair and replacement at Tenant’s sole expense.

19. Roof Rights; Exterior and other Shaft Rights. a. Tenant shall have the non-exclusive right, at no additional charge, to install, operate and maintain, all in good order and repair, Roof-top equipment and related mechanical or electrical equipment, conduits, cables, transmitters, receivers, computer and voice processing equipment, and similar roof-top equipment (collectively, “Roof-top Equipment”) on a portion or portions of the roof of the Building (“Roof”) as approximately shown as “Proposed Ginkgo Area” and “Assumed Ginkgo Re-Use” either on Exhibit D-1 (in the event Tenant is provided with the interior shaft space pursuant to Subsection g below) or Exhibit D-2 (in the event Tenant is not provided with the interior shaft space pursuant to Subsection g below), as applicable, attached hereto (as the case may be, the “Tenant’s Roof-top Area”) or as otherwise provided herein in compliance with all of the terms and conditions of this Lease, but not limited to Section 14 of the Fifth Amendment, Article 8 of the Lease, the Master Lease, including without limitation Articles 9 and 24 thereof, and the terms of this Amendment, and all of the specifications relating thereto as reasonably promulgated by and amended by Landlord from time to time and provided by notice to Tenant (the “Specifications”). Landlord shall deliver Tenant’s Roof-top Area to Tenant reasonably free and clear of any equipment not servicing the Premises. Tenant acknowledges and agrees that Tenant’s Roof-top Area granted hereunder is in lieu of and not in addition to any other roof rights granted under the Lease (including the Fifth Amendment) and that on or before December 31, 2018 Tenant shall yield-up and surrender the spaces shown on Exhibit D-1 and Exhibit D-2 as “Ginkgo Give-Back”; provided, however, that such yield-up and surrender shall be delayed by one (1) day for each day from and after October 1, 2018 that the New Electrical Service is not delivered to Tenant, subject to Landlord’s right to relocate any of Tenant’s equipment located in such area at an earlier time upon not less than sixty (60) days prior written notice to Tenant, which relocation shall be at Landlord’s sole cost and expense, without interruption of any service to Tenant, and accomplished in a manner reasonably acceptable to Tenant. In addition, Tenant acknowledges and agrees that the right granted to Tenant hereunder to use the Roof is a non-exclusive right (it being understood and agreed, however, that the right granted to Tenant hereunder to use Tenant’s Roof-top Area is an exclusive right, excluding rights to pass over same and other de minimis uses which do not materially interfere with Tenant’s use thereof, such as. by way of example, conduit passing over or through same). Tenant acknowledges that Landlord has the right to use and reserve Roof-top(s) and other Building utility space for future Building operations and other uses and operations. Tenant shall only use Roof-top Equipment for Tenant’s use in the Premises. No person or entity other than Tenant (or a Permitted Transferee or other permitted occupant, subtenant, successor or assign) shall have the right to use the Roof-top Equipment. Pursuant to the terms and conditions hereof, Tenant shall have the right to use the Roof provided the same shall be delivered in “as-is”, “where-is” condition without any representation or warranty, express or implied, and without any obligation for Landlord to perform any work in connection with Tenant’s use thereof or provide services for the same, except as otherwise expressly set forth herein.

b. Upon reasonable prior notice (except in the event of an emergency in which case notice shall be given as soon as reasonably practicable), Landlord shall have the right, to be exercised in good faith, to require Tenant to relocate the Roof-top Equipment from time to time, (subject to Subsection d below as to that Roof-top Equipment properly installed in order to avoid relocation) at Tenant’s sole cost and expense (if due to Landlord’s good faith repairs and maintenance, but otherwise at Landlord’s cost and expense) to an alternative location on the Roof or in the Building selected by Landlord in its reasonable discretion provided that the same provides substantially the same level of utility, function and benefit to Tenant; provided, however, Landlord shall not require Tenant to so relocate its Roof-top Equipment at Tenant’s cost for purposes benefiting another Building tenant or occupant. Except as may be expressly provided herein, Landlord makes no representation or warranty to Tenant that the mechanical space or Roof or other Building utility space will be satisfactory to Tenant, provided Landlord shall use commercially reasonable efforts to assist Tenant to locate a satisfactory location in the mechanical space and on the Roof. Prior to installing or replacing any Roof-top Equipment, Tenant shall submit to Landlord plans and specifications for the installation thereof prepared by a licensed engineer reasonably satisfactory to Landlord (the “Roof Plans”) which Roof Plans shall be subject to the prior reasonable approval of Landlord (including, but not limited to, location, size, design, and method of attachment to the Building of the Roof-top Equipment shown thereon), which approval shall be granted or denied within fourteen (14) business days of Tenant’s submission of such complete plans and specifications, along with all requested information relating thereto reasonably requested by Landlord in a written notice to Tenant given within seven (7) business days of Tenant’s submission of such plans and specifications. The Roof Plans shall be consistent with the Specifications, any applicable rules and regulations, and otherwise reasonably satisfactory to Landlord, and shall show the location of the installations of the Roof-top Equipment, any structural requirements and installations, and all related equipment and components on the Roof or Building utility space, the location and type of all piping, conduit, wiring, cabling, the manner in which same will be placed in or on and fastened to the mechanical space, Roof or Building utility space and any other information requested by Landlord, in Landlord’s reasonable discretion. Landlord shall have the right to require that any Roof-top Equipment not be visible in a material manner from any location on the ground in the immediate vicinity of the Building and/or that all such Roof-top Equipment be screened and sound attenuated in a manner satisfactory to Landlord, in each case in Landlord’s reasonable discretion and as may be required by applicable legal requirements and that all Roof-top Equipment be installed in such a way so as to allow maintenance and repairs to the Roof (or other Building utility space) from time to time, all in Landlord’s reasonable discretion. Landlord shall have the right to employ a third party engineer or other consultant to review the Roof Plans and the reasonable, actual out-of-pocket cost of such engineer or consultant shall be paid by Tenant to Landlord within thirty (30) days after Landlord’s bill to Tenant therefor in reasonable detail. After Landlord has approved the Roof Plans and prior to installing any Roof-top Equipment and any related equipment, wiring, conduit, piping, or cabling, Tenant shall obtain and provide to Landlord: (i) all required governmental and quasi-governmental permits, licenses, special zoning variances and authorizations, as required by applicable laws, rules, ordinances, regulations and restrictions, all of which Tenant shall obtain at its own cost and expense (but with Landlord’s reasonable cooperation); and (ii) a policy or certificate of insurance evidencing such insurance coverage as may be reasonably required by Landlord. Any alteration or modification of the Roof-top Equipment or any associated piping, conduit, wiring, cabling, equipment after the Roof Plans have been approved shall require Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed.

c. Installation and maintenance of the Roof-top Equipment or any associated structural work, piping, conduit, wiring, cabling, equipment shall be performed solely by contractors approved by Landlord, in its reasonable discretion. Landlord may require Tenant to use a roofing contractor selected by Landlord to perform any work that could damage, penetrate or alter the Roof and an electrician selected by Landlord to install any associated piping, conduit, wiring, cabling, equipment on the Roof or in the Building. Tenant shall bear all costs and expenses incurred in connection with the installation, operation, maintenance, repair and/or removal of the Roof-top Equipment installed by or on behalf of Tenant and Tenant agrees that Landlord shall not be responsible for, and, to the maximum extent this agreement may be made effective according to law (including the limitations set forth in M.G.L. c. 186, §15), but subject to Tenant’s insurance requirements under the Lease and Section 11(b) thereof, Tenant shall release, defend, indemnify and save Landlord harmless against and from any liability, loss, cost, expense, injury, damage, claim or suit resulting directly or indirectly from the aforesaid installations, use of the Roof and the use, operation and/or removal of any of the Roof-top Equipment and, if applicable, any Additional Roof-top Equipment, and this indemnity and release shall survive the termination of this Lease and Tenant acknowledges and agrees that the foregoing limitations and/or restrictions shall not give rise to any right to terminate this Lease or any claim of breach of Landlord under this Lease or any claim for damages against Landlord or Landlord’s Agents at law or equity, including injunctive relief.

d. Tenant acknowledges that Landlord may decide, in its reasonable discretion, from time to time, to repair or replace the Roof (hereinafter “Roof Repairs”). Tenant is encouraged to design, install and maintain the Roof-top Equipment in a manner that allows for Landlord to conduct Roof Repairs without any removal thereof being required (e.g., using adequately framed, reinforced, sealed and elevated dunnage and/or roof framing) and Landlord shall reasonably cooperate with Tenant to accomplish this. If Tenant fails to design, install and maintain the Roof-top Equipment in a manner that allows for Landlord to conduct Roof Repairs without any removal thereof being required and Landlord elects to make Roof Repairs that will in Landlord’s good faith determination require Tenant to temporarily relocate its Roof-top Equipment on the Roof, Tenant shall, upon Landlord’s request and reasonable notice and at Tenant’s sole cost and expense, temporarily relocate the Roof-top Equipment so that the Roof Repairs may be completed; Landlord and Tenant shall use good faith efforts to cooperate in connection with such temporary relocation in order to minimize or mitigate the effect thereof on Tenant’s business operations. The cost of removing and reinstalling same shall be paid by Tenant unless required notwithstanding the fact that same was designed, installed and maintained in a manner that allows for Landlord to conduct Roof Repairs without removal. Landlord acknowledges and agrees that Landlord has no right to require any existing Roof-top Equipment installed on dunnage on that portion of East side of the Roof (i.e., 27E) as of the date hereof to be relocated. To the maximum extent this agreement may be made effective according to law (including the limitations set forth in M.G.L. c. 186, §15), but subject to Tenant’s insurance requirements under the Lease and Section 11(b) thereof, Landlord shall not be liable to Tenant for any losses, liability, injury, damages, claim, suit, lost profits or other costs or expenses of any kind whatsoever incurred by Tenant, or any invitee, licensee or agent of Tenant as the result of the Roof Repairs.

e. At the time of Landlord’s review and approval therefor, Landlord shall advise Tenant of what, if any, Roof-top Equipment and associated conduit, wiring, cabling, and equipment relating thereto that Tenant shall be required to remove, otherwise all such Roof-top Equipment and associated conduit, wiring, cabling and equipment shall be left in place upon the expiration or termination of the Lease, subject to the terms hereof. Landlord’s determination as to such removal at the time of its review and approval shall be based on Landlord’s good faith judgment as to, without limitation, whether such Roof- top Equipment is of a type, nature, quality and/or quantity that would have use and applicability to other laboratory tenants of the Building (and/or the Building in general) and/or same would require unusual expense to remove and/or re-adapt the Premises or Building upon its ultimate removal. With respect to that Roof-top Equipment that Tenant is to leave in place, such Roof-top Equipment shall be (i) in, and have been maintained in, good working order and condition and not otherwise obsolete or beyond its reasonably life expectancy, and (ii) of a nature, level of performance and efficiency, and demand for the then current uses and occupants of the Building, in which event Tenant shall transfer all right, title and interest in and to same to Landlord (or nominee), free and clear of all liens and encumbrances, along with all manuals, operating material and logs relating thereto upon expiration of the Term or other termination of the Lease. In addition, Landlord shall have the right, upon written notice to Tenant prior to removal, to require Tenant to leave in place upon expiration or other termination of the Term any Roof-top Equipment that Landlord had previously requested Tenant to remove. In the event that such Roof-top Equipment does not, in Landlord’s good faith determination, satisfy the foregoing conditions, Landlord may require Tenant to remove such Roof-top Equipment and associated conduit, wiring, cabling, equipment, and repair and restore any damage resulting from such removal upon the expiration or termination of the Lease. In addition, with respect to any Roof-top Equipment that Tenant is to remove, Tenant shall have the right, subject to Landlord’s prior written approval, not to be unreasonably withheld, to arrange for another tenant or occupant of the Building to agree to use such equipment and assume Tenant’s obligations to remove hereunder in writing reasonably satisfactory to Landlord, and to repair any damages caused thereby, at Tenant’s sole cost and expense. If Tenant is required hereunder to, but does not, remove same on or before the date this Lease terminates or expires, Tenant hereby authorizes Landlord to remove and dispose of same and associated conduit, wiring, cabling, equipment, and Tenant shall promptly reimburse Landlord for the reasonable costs and expenses it incurs in removing and disposing of same and repairing any damages caused thereby. To the extent not removed by Tenant, Tenant agrees that Landlord may dispose of the Roof-top Equipment, any Additional Roof-top Equipment and any associated conduit, wiring, cabling, and equipment in any manner selected by Landlord.

f. Tenant’s right to operate and maintain the Roof-top Equipment hereunder shall automatically expire and terminate on the date that the Term of the Lease expires or is otherwise terminated. This right to operate and maintain any Roof-top Equipment shall be suspended, at Landlord’s option, if any of the following continue for more than five (5) business days after written notice from Landlord to Tenant (or such longer period as is reasonable under the circumstances and proportionate to the interference or damage or interference being caused and so long as Tenant is diligently pursuing a cure): (a) the Roof-top Equipment is causing physical damage to the Building or the Roof, or (b) the Roof-top Equipment is causing Landlord to be in violation any local, state or federal law, regulation or ordinance; provided, Tenant shall have the right to remedy any of the foregoing circumstances to ensure the cessation of damage, or violation, as the case may be, to Landlord’s reasonable satisfaction and with Landlord’s reasonable cooperation (at no additional cost or liability thereto) and thereupon Tenant may resume such use. Notwithstanding the foregoing, Landlord may suspend such right prior to the expiration of the five (5) business day period (as extended) but after notice (which may be oral) to Tenant under any of the following circumstances: (x) if necessary to prevent civil or criminal liability of in connection therewith; (y) if necessary to prevent an imminent and material interference of the conduct of business in the Building; or (z) if necessary to prevent injury to persons or imminent and material damage to the Building, Roof, other Building utility space or other property therein (which shall include but not be limited to damage to or leaking of the roof membrane).

g. Tenant shall have the exclusive right to use those portions, if any, of shaft space obtained for Tenant by Landlord in the shaft areas shown on Exhibit E-1 hereto annexed. In addition, (i) if Landlord is able to obtain all such shaft space indicated on Exhibit E-1, Tenant shall have the non-exclusive right to install up to two (2) additional exterior ducts and related equipment, based on Tenant’s Improvements provided herein, on the rear exterior of the Building with one (I) exterior duct located as approximately shown on Exhibit E-2 hereto attached and one (1) exterior duct located at a mutually agreeable location on the rear exterior of the Building; or (ii) if Landlord is unable to obtain such shaft space indicated on Exhibit E-1, Tenant shall have the non-exclusive right to install up to four (4) exterior ducts and related equipment, based on Tenant’s Improvements provided herein, on the rear exterior of the Building with three (3) exterior ducts located as approximately shown on Exhibit E-3 hereto attached and one (1) exterior duct located at a mutually agreeable location on the rear exterior of the Building within the area shown on Exhibit E-3 (with such exterior ducting, either as set forth in Subsection (i) or (ii) hereinabove being the “Exterior Ducting”). In the event Tenant elects to terminate the obligation to take the Twelfth Expansion Premises or the Thirteenth Expansion Premises as set forth in Section 2f above, then Tenant’s right to the interior dueling shown on Exhibit E-1 shall be reduced proportionately (based on the reduction in square footage) so long as Tenant has not already constructed and commenced use of same and the Exterior Ducting provided hereunder shall be reduced to one (1) Exterior Duct in the location as approximately shown on Exhibit E-2 as to subsection (i) above, or to three (3) Exterior Ducts with two (2) Exterior Ducts in two (2) of the locations as approximately shown on Exhibit E-3 and one (1) Exterior Ducting at a mutually agreeable location on the rear of the Building. The Exterior Ducting, if any, shall be subject to the prior written approval (including, without limitation, actual location, size, method of attachment, etc.) of Landlord (such approval not to be unreasonably withheld, conditioned or delayed so long as same is not otherwise inconsistent with the character and quality of the Building as of the date of such work), except as to actual location which shall be as set forth herein. Tenant’s right to install, maintain and operate such Exterior Ducting is non-exclusive (provided that the use of the Exterior Ducting installed by Tenant to serve the Premises shall be exclusive to Tenant) and shall be exercised in accordance with all of the terms and conditions of the Lease as amended hereby and, for the purposes of installation, operation, maintenance thereof shall be treated as Roof-top Equipment and subject to the provisions hereunder, mutatis mutandi. In addition, upon the installation of the New Electric Service, Tenant shall have the right to build an elevated platform (the “Platform”) above the approximately 5’ × 29’ concrete pad (the “Pad”) currently serving the tenant of the Tenth Expansion Premises, which size shall be subject to the requirements of the utility company for the New Electric Service and to the approval of Landlord as required herein and in the Lease (and to approval under the Master Lease) as to Tenant’s Improvements. The Platform will accommodate Tenant’s additional equipment and related conduits, cables and the like (and be subject to Landlord’s approval thereof as required herein and in the Lease (and to approval under the Master Lease) as to Tenant’s Improvements), provided that the same does not materially interfere with Landlord’s installation of the New Electrical Service or the then use of the Pad or any of the equipment located on the Pad. The Platform shall be no larger than the Pad and shall be subject to approval of the electrical utility company. In the alternative, so long as Tenant has not constructed the Platform and to the extent all of the Pad is not required to accommodate the installation or operation of the New Electrical Service, then upon the delivery of the Tenth Expansion Premises Commencement Date, Tenant shall have the right to use the Pad, or that portion thereof not required by the utility company, to accommodate Tenant’s additional equipment and related conduits, cables and the like to serve lower floors located in the Premises subject to Landlord’s approval thereof as required herein and in the Lease (and approval under the Master Lease) as to Tenant’s Improvements). If not required by Landlord as aforesaid, the Pad (or applicable portion thereof) shall be made available to Tenant in its then as-is, where-is condition without any representation or warranty, expressed or implied, as to its condition, suitability or otherwise and without any obligation to perform any work relating thereto. In the event that Tenant uses the Pad and does not build the Platform, Landlord shall retain the right to build a Platform for its own purposes so long as the same does not materially interfere with Tenant’s use of the Pad or any of the equipment located on the Pad.

h. Any approval required under this Section 19 shall not be unreasonably withheld or conditioned but shall be subject to the installation, operation, maintenance, use, removal and other terms and conditions of the Lease, but not limited to Section 14 of the Fifth Amendment, Article 8 of the Lease, the Master Lease, including without limitation Articles 9 and 24 thereof. If Landlord fails to respond to Tenant for any request for approval within the time frames set forth in the Lease after Landlord’s initial receipt of such request therefor (along with such necessary information relating thereto), Tenant may send Landlord a second request for approval. If Landlord fails to respond to such second request for approval within seven (7) days after its receipt of same, then Landlord shall be deemed to have approved such request; provided that there appears in bold type on the exterior of the envelope containing Tenant’s second request, as well as on the top of the written request itself, the statement (in a reasonably large size font and in bold) that Landlord’s failure to respond to the request within seven (7) days after receipt thereof shall be deemed approval of the within request.

20. Security Deposit. Upon the execution and delivery of this Eighth Amendment, the Security Deposit shall be increased to One Million Ninety-eight Thousand Four Hundred Eighty-five and 00/100 Dollars ($1,098,485.00) in the form of a clean, irrevocable letter of credit in the foregoing applicable amount reasonably satisfactory in form and content to Landlord and issued by an FDIC insured bank reasonably satisfactory to Landlord in favor of Landlord which shall be held pursuant to the terms and conditions of the Lease. Upon the delivery of such letter of credit, Landlord shall release to Tenant the cash Security Deposit in the amount of Four Hundred Forty-one Thousand and Eighty-eight and 00/100 Dollars ($441,088.00) already paid to Landlord by Tenant under the Lease. Upon the occurrence of the following Expansion Premises Commencement Dates, the Security Deposit shall be increased as follows:

Expansion Premises Commencement Date	Security Deposit Increase
Sixth Expansion Premises Commencement Date (per Seventh Amendment):	$105,411.76
Tenth Expansion Premises Commencement Date:	$88,135.02
Eleventh Expansion Premises Commencement Date:	$74,772.41
Twelfth Expansion Premises Commencement Date:	$148,646.16
Thirteenth Expansion Premises Commencement Date:	$82.512.16

TOTAL SECURITY DEPOSIT UPON FULL DELIVERY OF THE FOREGOING:	$1,597,962.74

Each increase shall be effected within thirty (30) days following the applicable Expansion Premises Commencement Date in the form of a clean, irrevocable letter of credit in the foregoing additional amount or aggregate amount (in which case Landlord shall promptly return the prior letter of credit upon receipt of replacement letter of credit) reasonably satisfactory in form and content to Landlord and issued by an FDIC insured bank reasonably satisfactory to Landlord in favor of Landlord which shall be held pursuant to the terms and conditions of the Lease. Notwithstanding any other provision in the Lease to the contrary, the amounts to be paid or delivered herein shall, upon such payment or delivery constitute the full amount of the Security Deposit required under the Lease and no further amounts shall be required with respect to the Security Deposit.

21. Successors; Conflicts. This Eighth Amendment shall be binding upon the parties and their respective successors and assigns. To the extent the terms and conditions of the Lease expressly conflict with or are expressly inconsistent with this Eighth Amendment, the terms and conditions of this Eighth Amendment shall control.

22. Brokers. Landlord and Tenant each represents and warrants to the other that it has not directly or indirectly dealt, with respect to this Eighth Amendment, with any broker or had its attention called to the applicable Expansion Premises or other space to let in the Building, etc. by anyone other than Columbia Group Realty Advisors and JLL. Landlord and Tenant each agrees to defend, exonerate and save harmless and indemnify the other and anyone claiming by, through or under the other against any claims for a commission arising out of the execution and delivery of this Eighth Amendment or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building. Landlord is responsible for paying all fees to Columbia Group Realty Advisors and JLL pursuant to separate agreement(s) therewith.

23. Miscellaneous. Except as expressly modified herein, the Lease shall remain unmodified and in full force and effect. The provisions of this Eighth Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature to this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties hereto have executed this Eighth Amendment to Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the date first written above

LANDLORD:		TENANT:

RREF II DRYDOCK, LLC, a Delaware limited liability company		GINKGO BIOWORKS, INC., a Delaware corporation

By:	/s/ Patrick Sweeney	By:	/s/ Barry Canton
Name:	Patrick Sweeney	Name:	Barry Canton
Title:	Its Authorized Signatory	Title:	Founder & Secretary Hereunto Duly Authorized

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